EXHIBIT 5.1


                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NY 10153-0119
                                 (212) 310-8000
                              FAX: (212) 310-8007

                                  June 9, 2005


Rural/Metro Corporation
9221 East Via de Ventura,
Scottsdale, Arizona 85258

Ladies and Gentlemen:

           We have acted as counsel to Rural/Metro Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Registration Statement (File No. 333-124359) of the Company on Form S-3 (as the same may be amended or supplemented, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the public offering (the "Offering") by the selling stockholders identified in the Registration Statement (the "Selling Stockholders") of up to 3,487,739 shares of Common Stock, par value $0.01 (the "Shares"), of the Company.

           In so acting, we have reviewed the Registration Statement, including the prospectus contained therein (the "Prospectus"), the Certificate of Incorporation of the Company, as amended to date and the By-Laws of the Company, as amended to date. In addition, we have examined originals or copies (certified or otherwise identified to our satisfaction) of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

           In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

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           Based on the foregoing, and subject to the qualifications stated
herein, we are of the opinion that the Shares registered for sale by the Selling Stockholders under the Registration Statement are duly authorized, validly issued, fully paid and nonassessable.

           The opinion expressed herein is limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

           We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus which is a part of the Registration Statement.

                                            Very truly yours,

                                            /s/ Weil, Gotshal & Manges LLP